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EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCCOUNTS

        We consent to the use of our report dated February 28, 2003 with respect to the consolidated balance sheets of Pacific Premier Bancorp and Subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, statement of changes in stockholders' equity and cash flows for each of the two years ended December 31, 2002, and the related financial statement schedule, which report appears in the September 5, 2003 Registration Statement on Form S-2 (No. 333-108520) of Pacific Premier Bancorp and Subsidiaries incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ Vavrinek, Trine, Day & Co., LLP Vavrinek, Trine, Day & Co., LLP Certified Public Accountants Rancho Cucamonga, California October 14, 2003

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCCOUNTS